DIMON Incorporated
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EXHIBIT 99.1

DIMON Incorporated Tel: 804 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA
FOR IMMEDIATE RELEASE	Contact:	Ritchie L. Bond
(804) 791-6952
May 8, 2002

DIMON’s Third Quarter Continues Strong Year-to-Date Earnings Performance Confirms Fiscal Year Earnings Guidance

Danville, VA – DIMON Incorporated (NYSE: DMN) today announced that net income for the nine months ended March 31, 2002, excluding market valuation adjustments for derivative financial instruments, was $18.6 million, or $0.42 per basic share, a significant increase over the year earlier net income of $10.3 million, or $0.23 per basic share.  DIMON’s net income for its third quarter, excluding the market valuation adjustments for derivatives, was $1.7 million, or $0.04 per basic share.  As previously reported, earlier than anticipated shipments benefited the Company’s first quarter to the detriment of subsequent quarters.  Last year, DIMON reported net income of $2.6 million, or $0.06 per basic share for its third quarter.

Brian J. Harker, President and Chief Executive Officer, stated, “DIMON’s third quarter operating performance was very much in line with our expectations, and we are on track to deliver solid results for the full fiscal year, in line with our previous guidance.”

DIMON’s results, in accordance with generally accepted accounting principles, included non-cash market valuation adjustments from the application of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  Prior year results also included benefits from restructuring and litigation recoveries.  Including these items, net income for the nine months was $14.8 million, or $0.33 per basic share, compared to $9.3 million, or $0.21 per basic share, for the year earlier period.  Inclusive of these items, net income for the third quarter was $4.7 million, or $0.11 per basic share, compared to $2.7 million, or $0.06 per basic share for the year earlier quarter.

Sales and other operating revenues were $257.1 million for the current quarter, compared to $399.1 million for the year earlier quarter.  In addition to the effect of earlier than anticipated shipments recognized in the first quarter, the reduction of sales and other operating revenues primarily reflects the shift to direct contract buying of leaf tobacco in the U.S.  Although DIMON continues to recognize revenues from processing and other value-added services performed in the U.S. for all of its customers, it no longer recognizes tobacco sales to certain domestic customers who purchase directly from growers.  For the nine months ended March 31, 2002, sales and other operating revenues were $922.1 million, compared to $1.110 billion for the year earlier period.

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DIMON Incorporated
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The switch to direct contract buying of leaf tobacco in the U.S. increased gross margin as a percentage of sales and other operating revenues, although the measure is no longer comparable with prior periods.  Selling, general and administrative expenses for the current quarter were $24.9 million, substantially unchanged from the year earlier quarter.

DIMON’s balance sheet continues to reflect the strategic benefits from ongoing programs to reduce debt and working capital requirements.  Uncommitted inventories remained at historically low levels throughout the current quarter.  At March 31, 2002, total debt net of cash amounted to $480.8 million, a reduction of $90.7 million or 15.9% compared to March 31, 2001.  While interest expense for the current quarter was substantially unchanged from the prior year quarter, consistently reduced debt outstanding during the nine months ended March 31, 2002, reduced interest expense by $5.6 million, or 13.6%, in comparison with the year earlier period.

Mr. Harker added, “We continue to see the global market fundamentals for leaf tobacco strengthen, as improving customer demand remains in equilibrium with supply.  Also, our third quarter marks the substantial completion of the first U.S. crop season radically affected by the shift to contract buying, and we are delighted by DIMON’s successful adaptation.  In this favorable operating environment, we continue to realize the substantial benefits derived from our ongoing strategies to continually adjust production capacity to market conditions, further reduce operating costs and maintain our financial strength.

“Looking forward, we are confirming our previous earnings guidance for the full fiscal year 2002 of between $0.68 and $0.70 per basic share, excluding any effects from market valuation adjustments for derivatives.  In confirming this guidance, I want to again communicate the need for continued caution in connection with our Zimbabwean and Argentine operations, although to date, neither operation has experienced any material disruption.  We continue to closely monitor events in both countries.  In Zimbabwe we are assessing the status of the current year crop, for which auction sales should begin in a matter of days, together with the complicating effects on the operating environment caused by the deteriorating economic and political situation there.  In Argentina, DIMON has key relationships with farmers’ cooperatives and, accordingly, does not own processing assets.  However, the combination of political and economic instability in Argentina significantly complicates our ability to forecast operating results,” Mr. Harker concluded.

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. Risks and uncertainties include changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for the

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Company’s tobacco products, and the impact of regulation and litigation on the Company’s customers.  A further list and description of these risks, uncertainties and other factors can be found in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and other filings with the Securities and Exchange Commission.

DIMON Incorporated is the world’s second largest dealer of leaf tobacco with operations in more than 30 countries.  As the Company’s business is seasonal, the results of a single quarter are not necessarily indicative of the results to be expected for the full year.  For more information on DIMON, visit the Company’s website at www.dimon.com.

DIMON will host an earnings conference call with analysts and institutional investors that will be broadcast live over its website at www.dimon.com at 10:00 AM Eastern Daylight Time, Thursday, May 9th.  To listen to the call, please go to the “Investor Relations” section of the website at least fifteen minutes ahead of time to register.  A replay will also be available shortly after the call.

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	Condensed Statement of Consolidated Income	Third Quarter				First Nine Months
		March 31				March 31
	(Unaudited - 000's Except Per Share Data)	2002		2001		2002		2001
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	Sales and other operating revenues………………………………	$257,065		$399,079		$922,149		$1,110,152
	Cost of goods and services sold………………………………….	217,705		358,855		782,581		979,900
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	Gross Profit………………………………………………………	39,360		40,224		139,568		130,252
	Selling, administrative and general expenses…………………......	24,885		24,334		78,110		74,422
	Restructuring recovery………………..………………………....	-		-		-		(605)
	Settlement of litigation recovery..……………………….….……	-		(3,923)		-		(3,923)
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	Operating income……………………...............…………………	14,475		19,813		61,458		60,358
	Interest expense………………………………................………	12,133		12,221		35,862		41,499
	Current (recovery) charge derivative financial instruments…...	(4,068)		3,863		5,152		5,865
	Income tax expense…………………...........…………………...	1,730		970		5,500		3,379
	Equity in net income (loss) of investee
	companies, net of income taxes……………………………….	10		(76)		(135)		(193)
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	Income before cumulative effect
	of accounting change…………………………………………	4,690		2,683		14,809		9,422
	Cumulative effect of accounting changes,
	net of income taxes:
	Reporting period of subsidiaries…………………………...	-		-		-		284
	Derivative financial instruments……………………………	-		-		-		(387)
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	Net Income………………………………...........……………..	$ 4,690		$ 2,683		$ 14,809		$ 9,319
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	Basic Income Per Share
	Income before cumulative effect of
	accounting changes……………………………………….	$.11		$.06		$.33		$.21
	Cumulative effect of accounting changes, net of tax……....	-		-		-		-
	_______________________________________________________________________________________________________________________________________
	Net Income……………………...............……........…….…..	$.11		$.06		$.33		$.21
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	Diluted Income Per Share
	Income before cumulative effect of
	accounting changes…………………………………….	$.10		$.06		$.33		$.21
	Cumulative effect of accounting changes, net of tax………	-		-		-		-
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	Net Income…………………….…………………….…..	$.10	*	$.06	*	$.33	*	$.21	*
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	Average number of shares outstanding:
	Basic………………………………..............…………...	44,525		44,525		44,525		44,525
	Diluted………………………………....................……..	45,063	*	44,984	*	45,048	*	44,738	*
	Cash dividends per share…………………………………..	$.05		$.05		$.15		$.15
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*	Assumed conversion of Convertible Debentures at the beginning of the period has an antidilutive effect on earnings per share.

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Reconciliation of Net income Figures Used in Press Release
March 31, 2002
	Third Quarter		First Nine Months
	March 31		March 31
(Unaudited - 000's Except Per Share Data)	2002	2001	2002	2001
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U.S. GAAP Net Income……………………………………………….	$ 4,690	$ 2,683	$14,809	$ 9,319
Reconciling items, net of tax effect:
Market valuation adjustments for derivatives…………………	(2,970)	2,859	3,766	4,340
Restructuring recoveries……………….…………………..	-	-	-	(448)
Settlement of litigation………………...…...…………………………	-	(2,903)	-	(2,903)
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Adjusted Net Income…………………………………………………….	$ 1,720	$ 2,639	$18,575	$10,308
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Adjusted Basic Income Per Share……………………………………..	$.04	$.06	$.42	$.23
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Note 1—Reporting Period of Subsidiaries:  Effective July 1, 2000, four of the Company’s European subsidiaries changed their fiscal year-end from March 31 to June 30.  More efficient financial reporting routines allowed the Company to eliminate the traditional fiscal quarter lag associated with the inclusion of these subsidiaries in its consolidated financial statements.  For the quarter ended September 30, 2000, and the nine months ended March 31, 2001, net income of $284 earned by the affected subsidiaries during the period between April 1, 2000 and June 30, 2000 was recognized as a cumulative effect of accounting changes.

Note 2—Derivative Financial Instruments:  Effective July 1, 2000, the Company adopted Statement of Financial Accounting Standards Number 133 (FAS133), “Accounting for Derivative Instruments and Hedging Activities.”  In accordance with the transition provisions, the Company recorded as the cumulative effect of an accounting change a $387 loss, net of applicable taxes, in the statement of operations, for the unrealized fair market value of certain interest rate swap instruments.  FAS133 eliminates special hedge accounting if the interest rate swap instruments do not meet certain criteria, thus requiring the Company to recognize all changes in their fair value in its current earnings.  For the quarters ended March 31, 2002 and 2001, the Company recognized non-cash (recoveries) charges of ($4.1) million and $3.9 million, respectively, from the change in the fair value of swap instruments.  The non-cash charges recognized by the Company from the change in the fair value of those swap instruments not qualified as hedges for the nine months ended March 31, 2002 and 2001 were $5.2 million and $5.9 million, respectively.  As a result of fluctuations in interest rates, and volatility in market expectations, the fair market value of interest rate swap instruments can be expected to appreciate or depreciate over time. The Company plans to continue its practice of economically hedging various components of its debt portfolio. However, as a result of FAS133, certain swap instruments have and may continue to create volatility in reported earnings.

Note 3—Settlement of Litigation:  The Company's subsidiary in Spain, Compania de Filipinas (CdF), was the plaintiff in a lawsuit regarding the alleged breach of contract in CdF's sale of a building located in Barcelona in 1991.  CdF successfully concluded the lawsuit in February 2001, and the Company realized a gain of $2,903 net of taxes.